EXHIBIT 99.1

News Release        News Release            News Release           News Release

[LOGO OF AMERICAN EXPRESS]

Contacts:                     Frank Vaccaro                Michael J. O'Neill
                              212-640-3327                 212-640-5951
                              frank.vaccaro@aexp.com       mike.o'neill@aexp.com

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

              AMERICAN EXPRESS REPORTS RECORD QUARTERLY EARNINGS

                      EARNINGS PER SHARE RISE 17 PERCENT

             RESULTS REFLECT STRONG GROWTH IN CARDMEMBER BILLINGS
                AND LENDING AS WELL AS EXCELLENT CREDIT QUALITY

              AMERICAN EXPRESS EXTENDS PARTNERSHIP AGREEMENTS AND
                     ANNOUNCES ADVANCE TO DELTA AIR LINES

               (Dollars in millions, except per share amounts)

                                                 Quarters Ended          Percentage          Nine Months Ended         Percentage
                                                  September 30,          Inc/(Dec)             September 30,            Inc/(Dec)
                                                  -------------          ---------             -------------            ---------
                                                2004          2003                         2004            2003
                                                ----          ----                         ----            ----
   Revenues                                 $  7,202       $ 6,419          12%        $ 21,370       $  18,798            14%


   Income Before Accounting Change          $    879       $   770          14%        $  2,620       $   2,224            18%

   Net Income                               $    879       $   770          14%        $  2,549*      $   2,224            15%


   Earnings Per Common Share - Basic:
      Income Before Accounting Change       $   0.70       $  0.60          17%        $   2.07       $    1.73            20%
      Net Income                            $   0.70       $  0.60          17%        $   2.02*      $    1.73            17%

   Earnings Per Common Share - Diluted:
      Income Before Accounting Change       $   0.69       $  0.59          17%        $   2.03       $    1.71            19%
      Net Income                            $   0.69       $  0.59          17%        $   1.98*      $    1.71            16%

   Average Common Shares Outstanding
      Basic                                     1,251        1,278          (2%)          1,264           1,287           (2%)
      Diluted                                   1,275        1,297          (2%)          1,289           1,298           (1%)

   Return on Average Total Shareholders'
   Equity**                                     21.5%         20.4%          -             21.5%           20.4%            -
------------------------------------------- -------------- ----------- --------------- -------------- --------------- --------------

* Reflects a $109 million non-cash pre-tax charge ($71 million after-tax), or $0.05 per share on both a basic and diluted basis, relating to the January 1, 2004, adoption of Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and Separate Accounts" (SOP 03-1).

** Computed on a trailing 12-month basis using total Shareholders' Equity as included in the Consolidated Financial Statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

                                    -more-

         New York - October 25, 2004 - American Express Company today reported record net income of $879 million for the third quarter, up 14 percent from $770 million a year ago. Diluted earnings per share (EPS) rose to $0.69, up 17 percent from $0.59 a year ago.
         The company's return on equity was 21.5 percent.
         Revenues totaled $7.2 billion, up 12 percent from $6.4 billion a year ago. This growth reflects record spending on American Express cards, higher cardmember lending balances and increased travel sales. It also reflects increased revenue from higher client asset levels and stronger financial advisor sales.
         Consolidated expenses totaled $5.9 billion, up 11 percent from $5.4 billion a year ago. This increase reflects higher expenses for marketing, promotion, rewards and cardmember services, human resources and other operating expenses.
         "We are in an excellent competitive position and continue to generate broad-based growth in cardmember spending in the retail, everyday spending, travel and entertainment sectors," said Kenneth I. Chenault, Chairman and CEO. "Credit quality was excellent throughout the company and reserve levels remained very strong.
         "Revenue growth this quarter represented a very attractive return on the investments we've made during the past few years. Those investments helped us to grow our card business with consumers, small businesses and corporations. They also helped us to increase financial advisor sales and grow client assets, despite continued uncertainty in the markets," Mr. Chenault said.
         "Our growth opportunities are excellent, and to help ensure that we have the resources to take full advantage of them, we plan to continue reengineering initiatives for the remainder of this year and next."

     THIRD QUARTER 2004 RESULTS
         The third quarter revenue growth reflected increases of 13 percent at Travel Related Services (TRS), 12 percent at American Express Financial

Advisors (AEFA) and 3 percent at American Express Bank (AEB). More specifically:
        o Discount revenue increased 14 percent, reflecting a 16 percent rise in cardmember spending.
        o Management and distribution fees rose 21 percent due to higher asset and sales levels at AEFA.
        o Net finance charge revenue increased 18 percent, reflecting continued strong growth in the cardmember lending portfolio.
        o Travel commissions and fees increased 22 percent as a result of higher travel sales.
         The acquisitions of Threadneedle Asset Management and Rosenbluth International in the second half of last year contributed approximately 2 percentage points to the company's overall revenue growth. Third quarter expenses reflected increases of 12 percent at both TRS and AEFA, partially offset by a slight decrease at AEB. More specifically:
        o Marketing, promotion, rewards and cardmember services expenses increased 29 percent, driven by a similar 29 percent increase at TRS.
        o Human resources expense increased 15 percent primarily as a result of the business acquisitions in late 2003, increased management incentives costs, including an additional year of incremental stock-based compensation expenses, merit increases and employee benefits.
        o Other operating expenses rose 7 percent, including a 27 percent increase at AEFA and a 3 percent increase at TRS.
These items were partially offset by:
        o A 2 percent decline in total provision for losses as credit quality remained very strong in TRS' charge and lending portfolio. The decline is primarily due to a 16 percent decrease in the lending provision, offset, in part, by higher other provision expense at TRS.

        o A 9 percent decrease in interest expense largely due to lower funding costs.

         TRAVEL RELATED SERVICES (TRS) reported quarterly net income of $726 million, up 20 percent from $606 million a year ago.

         THE FOLLOWING DISCUSSION OF THIRD QUARTER RESULTS PRESENTS TRS SEGMENT RESULTS ON A "MANAGED BASIS," AS IF THERE HAD BEEN NO CARDMEMBER LENDING SECURITIZATION TRANSACTIONS. THIS IS THE BASIS USED BY MANAGEMENT TO EVALUATE OPERATIONS AND IS CONSISTENT WITH INDUSTRY PRACTICE. FOR FURTHER INFORMATION ABOUT MANAGED BASIS AND RECONCILIATION OF GAAP AND MANAGED TRS INFORMATION, SEE THE "MANAGED BASIS" SECTION BELOW. THE AEFA, AEB AND CORPORATE AND OTHER SECTIONS BELOW ARE PRESENTED ON A GAAP BASIS.

         Total net revenues rose 11 percent from the year-ago period, reflecting continued strong growth in spending and borrowing on American Express Cards and higher travel sales.
         Record cardmember spending contributed to a 14 percent rise in discount revenue. The spending increase reflected higher average cardmember spending, the continued benefit of rewards programs and a net addition of 4 million cards-in-force. The higher business volumes also reflected growth in the retail, everyday spending, travel and entertainment categories. The benefits of higher cardmember spending were partially offset by a slightly lower average discount rate.
         Travel commissions and fees grew 22 percent, reflecting 23 percent growth in travel sales. These increases are primarily the result of the Rosenbluth acquisition. Other commissions and fees rose 21 percent, reflecting higher card-related business volumes.
         Net finance charge revenue increased 4 percent, reflecting 8 percent growth in average worldwide lending balances partially offset by a decline in the portfolio yield. Net card fees increased 2 percent primarily as a result of a higher number of cards-in-force.
         Total expenses increased 10 percent, reflecting higher marketing, promotion, rewards and cardmember services expenses, greater human resources expenses and higher other operating costs. These increases were partially offset by lower provision for losses, a decline in charge card interest expense and the benefits of cost-control initiatives.
         Marketing, promotion, rewards and cardmember services expenses increased 28 percent over the year-ago period. This growth reflected increased rewards costs, primarily due to strong volume growth, a higher redemption rate and the continued increase in cardmember loyalty program participation, as well as the company's continued focus on business-building activities.
         Human resources expense increased 15 percent due to merit increases, higher management incentives, including an additional year of incremental stock-based compensation expenses, and employee benefits, in addition to the Rosenbluth acquisition in late 2003. Other operating expenses increased 3 percent.
         Credit quality remained strong in both the charge and lending portfolios. The total provision for losses declined 3 percent, reflecting a decline of 13 percent in the lending provision and a 3 percent decrease in the charge card provision.
         Other provisions increased, primarily reflecting a reconciliation of securitization-related lending receivable accounts, which resulted in a charge of $115 million (net of $32 million of reserves previously provided) for balances accumulated over the prior five years as a result of a computational error. The amount of the error was immaterial to any of the quarters in which it occurred.
         In addition, other provisions were favorably impacted by a reduction in merchant-related reserves of approximately $60 million that reflects modifications in certain merchant agreements to mitigate loss exposure and ongoing favorable credit experience with merchants.
         Charge card interest expense decreased 6 percent largely due to lower funding costs, which were partially offset by higher average receivable balances.

         AMERICAN EXPRESS FINANCIAL ADVISORS (AEFA) reported third quarter net income of $186 million, down 6 percent from $197 million a year ago. On a pre-tax basis, AEFA's quarterly income rose 14 percent from year-ago levels. Total revenues increased 12 percent.
         Management and distribution fees increased 21 percent, reflecting a significant rise in average assets under management and stronger product sales. This improvement in average assets under management reflected the September 30, 2003 Threadneedle acquisition, higher average equity values and net asset inflows. Net investment income increased 5 percent from year-ago levels, including net investment gains in the current quarter versus net losses a year ago. Other revenues rose from last year, reflecting strong performance in the property-casualty business.
         Total expenses increased 12 percent as a result of higher human resources and other operating expenses, partially offset by a decline in provisions for losses and benefits.
         Provisions for losses and benefits decreased 3 percent, reflecting lower annuity and insurance interest crediting rates, partially offset by higher levels of annuities, insurance and certificate products.
         Human resources and other operating expenses rose a combined 22 percent from year-ago levels. The increase reflected the Threadneedle acquisition, higher sales compensation-related expenses and costs related to various securities industry regulatory and legal matters. These increases were partially offset by a net $24 million pre-tax benefit resulting from AEFA's annual deferred acquisition costs (DAC) review. AEFA conducts a comprehensive review of its DAC assumptions and related practices every third quarter.
         The effective tax rate rose primarily as a result of a tax benefit in the prior year.

         AMERICAN EXPRESS BANK (AEB) reported net income for the third quarter of $32 million, up 18 percent from $27 million a year ago.
         AEB's results included substantially lower provision for losses, reflecting lower loan volumes in the unsecured consumer-lending portfolio together with continued improvement in bankruptcy-related write-offs. The results also reflected higher commissions and fees in the financial institutions and private banking businesses, partially offset by lower net interest income from lower consumer loans, as well as higher operating expenses.

         CORPORATE AND OTHER reported third quarter net expenses of $65 million in 2004 compared with $60 million in 2003. The results reflected increased corporate investment spending on compliance and technology projects.

         PARTNERSHIP AGREEMENTS WITH DELTA AIR LINES
         Separately, American Express announced that it has signed agreements with Delta Air Lines to extend its co-brand, Membership Rewards and merchant partnerships. The agreements will extend these partnerships into the next decade. As part of the agreements, American Express would prepay $500 million for the future purchases of Delta SkyMiles rewards points. The company would also provide a $100 million loan to Delta as part of a new credit facility currently being negotiated with other lenders. The prepayment would have a three-year term, and both the prepayment and the loan would be fully-collateralized by a pool of assets and are subject to certain conditions.
         The company's decision to participate in Delta's restructuring program reflects its long-term partnership with the airline through its travel business, co-branded cards and the Membership Rewards program. While American Express' Delta SkyMiles Credit Card co-brand portfolio accounts for less than 10 percent of the company's total worldwide billed business and less than 15 percent of managed worldwide lending receivables, it represents a very attractive, high-spending, loyal cardmember base with excellent credit quality. American Express continues to believe this portfolio represents an attractive growth opportunity.

                                      ***

     MANAGED BASIS - TRS
         Managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected as if they were in the company's balance sheet and income statements, respectively. The company presents TRS information on a managed basis because that is the way the company's management views and manages the business. Management believes that a full picture of trends in the company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans.
         Asset securitization is just one of several ways for the company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time.
         For example, irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue and changes in market share, which are all significant metrics in evaluating the company's performance and which can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis.
         The Consolidated Section of this press release and attachments provide the GAAP presentation for items described on a managed basis.


                                      ***

The following table reconciles the GAAP-basis TRS income statements to the managed-basis information.


Travel Related Services
Selected Financial Information


                                                                                   Effect of Securitizations (unaudited)
                                                                            ----------------------------------------------------
                                                                             Securitization
(preliminary, millions)                       GAAP Basis (unaudited)             Effect                 Managed Basis
                                         ---------------------------------  ------------------ ---------------------------------
                                                               Percentage                                            Percentage
Quarters Ended September 30,                 2004      2003     Inc/(Dec)     2004     2003       2004       2003     Inc/(Dec)
                                         ----------- ---------------------  ------------------ ---------------------------------
Net revenues:
  Discount revenue                        $ 2,535   $ 2,221      14%
  Lending:
    Finance charge revenue                    714       592      21        $ 573      $ 585    $ 1,287    $ 1,177        9%

    Interest expense                          152       116      32          108         74        260        190       38
                                         --------    ------                 ----      -----    -------    -------
      Net finance charge revenue              562       476      18          465        511      1,027        987        4
  Net card fees                               474       462       2
  Travel commissions and fees                 426       349      22

  Other commissions and fees                  563       465      21           53         45        616        510       21
  Travelers Cheque investment income           96        90       7

  Securitization income, net                  295       301      (2)        (295)      (301)         -          -       -
  Other revenues                              411       394       5
                                         --------    ------                 ----      -----    -------    -------
        Total net revenues                  5,362     4,758      13          223        255      5,585      5,013       11

Expenses:
  Marketing, promotion, rewards and
    cardmember services                     1,280       994      29           (6)         -      1,274        994       28
  Provision for losses and claims:

    Charge card                               206       213      (3)
    Lending                                   233       279     (16)         232        255        465        534      (13)
    Other                                      84        31       #
                                         --------    ------                 ----      -----    -------    -------
      Total                                   523       523       -          232        255        755        778       (3)
  Charge card interest expense                174       186      (6)
  Human resources                           1,074       938      15
  Other operating expenses                  1,264     1,225       3           (3)         -      1,261      1,225        3
                                         --------    ------                 ----      -----    -------    -------
        Total expenses                      4,315     3,866      12        $ 223     $  255    $ 4,538    $ 4,121       10
                                         --------    ------                 ----      -----    -------    -------
Pre-tax income                              1,047       892      17
Income tax provision                          321       286      12
                                         --------    ------
Net income                                $   726   $   606      20
                                         ========    ======



# - Denotes a variance of more than 100%



              American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.

                                      ***

              Note: The 2004 Third Quarter Earnings Supplement, as well as CFO Gary Crittenden's presentation from the investor conference call referred to below, will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call to discuss third quarter earnings results, operating performance and other topics that may be raised during the discussion will be held at 5:00 p.m. (ET) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                      ***

              THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED
TO: THE COMPANY'S ABILITY TO IMPROVE ITS OPERATING EXPENSE TO REVENUE RATIO BOTH IN THE SHORT-TERM AND OVER TIME, WHICH WILL DEPEND IN PART ON THE EFFECTIVENESS OF REENGINEERING AND OTHER COST-CONTROL INITIATIVES, AS WELL AS FACTORS IMPACTING THE COMPANY'S REVENUES; THE COMPANY'S ABILITY TO COST EFFECTIVELY MANAGE AND EXPAND CARDMEMBER BENEFITS, INCLUDING CONTAINING THE GROWTH OF ITS MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES; THE COMPANY'S ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE ABILITY OF THE COMPANY TO GENERATE SUFFICIENT REVENUES FOR EXPANDED INVESTMENT SPENDING AND TO ACTUALLY SPEND SUCH FUNDS TO THE EXTENT AVAILABLE, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT EXPOSURES BOTH IN THE U.S. AND INTERNATIONALLY; VOLATILITY IN THE VALUATION ASSUMPTIONS FOR THE INTEREST-ONLY (I/O) STRIP RELATING TO TRS' LENDING SECURITIZATIONS; FLUCTUATION IN THE EQUITY AND FIXED INCOME MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, AND MANAGEMENT, DISTRIBUTION AND OTHER FEES RECEIVED BASED ON THE VALUE OF THOSE ASSETS; AEFA'S ABILITY TO RECOVER DEFERRED ACQUISITION COSTS (DAC), AS WELL AS THE TIMING OF SUCH DAC AMORTIZATION, IN CONNECTION WITH THE SALE OF ANNUITY, INSURANCE AND CERTAIN MUTUAL FUND PRODUCTS; CHANGES IN ASSUMPTIONS RELATING TO DAC, WHICH COULD IMPACT THE AMOUNT OF DAC AMORTIZATION; THE ABILITY TO IMPROVE INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES, INCLUDING ATTRACTING AND RETAINING HIGH-QUALITY PERSONNEL; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER-TERM INVESTMENT SPENDING; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; THE IMPACT ON THE COMPANY'S BUSINESSES RESULTING FROM CONTINUING GEOPOLITICAL UNCERTAINTY; THE OVERALL LEVEL OF CONSUMER CONFIDENCE; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; AEFA'S ABILITY TO DEVELOP AND ROLL OUT NEW AND ATTRACTIVE PRODUCTS TO CLIENTS IN A TIMELY MANNER AND EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY MUTUAL FUNDS AND OTHER RETAIL FINANCIAL PRODUCTS TO CLIENTS; SUCCESSFULLY CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO THE COMPANY'S CUSTOMER BASE, BOTH IN THE UNITED STATES AND INTERNATIONALLY; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS,

WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INSURANCE, ANNUITY AND INVESTMENT CERTIFICATE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF TRS' BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; RISKS ASSOCIATED WITH THE COMPANY'S COMMITMENT TO DELTA AIR LINES TO PREPAY $500 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS AND TO LOAN $100 MILLION TO DELTA; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; THE COSTS AND INTEGRATION OF ACQUISITIONS; AND OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AND ITS OTHER REPORTS FILED WITH THE SEC.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)


(Millions)
                                                      Quarters Ended                           Nine Months Ended
                                                       September 30,                             September 30,
                                                  -----------------------   Percentage     -------------------------    Percentage
                                                     2004         2003       Inc/(Dec)        2004            2003       Inc/(Dec)
                                                  ----------   ----------   ----------     ----------      ----------   ----------
Revenues
  Discount revenue                                $   2,535    $   2,221          14.1 %   $   7,432       $   6,349          17.1 %
  Net investment income                                 766          730           4.9         2,292           2,277           0.6
  Management and distribution fees                      732          603          21.2         2,261           1,692          33.6
  Cardmember lending net finance charge revenue         562          476          18.1         1,664           1,511          10.1
  Net card fees                                         474          462           2.5         1,418           1,368           3.7
  Travel commissions and fees                           426          349          22.0         1,311           1,062          23.5
  Other commissions and fees                            574          486          18.2         1,668           1,429          16.7
  Insurance and annuity revenues                        389          345          12.8         1,131           1,000          13.2
  Securitization income, net                            295          301          (1.9)          807             812          (0.6)
  Other                                                 449          446           0.8         1,386           1,298           6.8
                                                  ----------   ----------                  ----------      ----------
    Total revenues                                    7,202        6,419          12.2        21,370          18,798          13.7
                                                  ----------   ----------                  ----------      ----------
Expenses
  Human resources                                     1,796        1,559          15.2         5,414           4,625          17.0
  Marketing, promotion, rewards
    and cardmember services                           1,314        1,016          29.3         3,611           2,735          32.0
  Provision for losses and benefits                   1,054        1,080          (2.3)        3,156           3,265          (3.3)
  Interest                                              216          239          (9.4)          629             700         (10.1)
  Other operating expenses                            1,568        1,463           7.2         4,792           4,318          11.0
  Restructuring charges                                   -           (2)            -             -              (2)            -
                                                  ----------   ----------                  ----------      ----------
    Total expenses                                    5,948        5,355          11.1        17,602          15,641          12.5
                                                  ----------   ----------                  ----------      ----------
Pretax income before accounting change                1,254        1,064          17.7         3,768           3,157          19.3
Income tax provision                                    375          294          27.3         1,148             933          23.0
                                                  ----------   ----------                  ----------      ----------
Income before accounting change                         879          770          14.1         2,620           2,224          17.8
Cumulative effect of accounting change,
  net of tax                                              -            -             -           (71)(A)           -             -
                                                  ----------   ----------                  ----------      ----------
Net income                                        $     879    $     770          14.1     $   2,549       $   2,224          14.6
                                                  ==========   ==========                  ==========      ==========

(A) Reflects a $109 million non-cash pretax charge ($71 million after-tax) related to the January 1, 2004 adoption of SOP 03-1.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)


(Billions)

                                                  September 30,   December 31,
                                                      2004            2003
                                                  -------------   ------------
Assets
  Cash and cash equivalents                       $          8    $         6
  Accounts receivable                                       32             31
  Investments                                               59             57
  Loans                                                     32             32
  Separate account assets                                   32             31
  Other assets                                              16             18
                                                  -------------   ------------
    Total assets                                  $        179    $       175
                                                  =============   ============

Liabilities and Shareholders' Equity
  Separate account liabilities                    $         32    $        31
  Short-term debt                                           14             19
  Long-term debt                                            27             21
  Other liabilities                                         90             89
                                                  -------------   ------------
    Total liabilities                                      163            160
                                                  -------------   ------------
  Shareholders' Equity                                      16             15
                                                  -------------   ------------
    Total liabilities and shareholders' equity    $        179    $       175
                                                  =============   ============

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                               FINANCIAL SUMMARY
                                  (Unaudited)


(Millions)
                                                      Quarters Ended                           Nine Months Ended
                                                       September 30,                             September 30,
                                                  -----------------------   Percentage     -------------------------    Percentage
                                                     2004         2003       Inc/(Dec)        2004            2003       Inc/(Dec)
                                                  ----------   ----------   ----------     ----------      ----------   ----------
REVENUES (A)
  Travel Related Services                         $   5,362    $   4,758          12.7 %   $  15,790       $  13,978          13.0 %
  American Express Financial Advisors                 1,714        1,525          12.3         5,205           4,432          17.4
  American Express Bank                                 205          199           2.6           618             596           3.6
                                                  ----------   ----------                  ----------      ----------
                                                      7,281        6,482          12.3        21,613          19,006          13.7
  Corporate and other,
    including adjustments and eliminations              (79)         (63)        (26.2)         (243)           (208)        (17.0)
                                                  ----------   ----------                  ----------      ----------
CONSOLIDATED REVENUES                             $   7,202    $   6,419          12.2     $  21,370       $  18,798          13.7
                                                  ==========   ==========                  ==========      ==========

PRETAX INCOME (LOSS) BEFORE ACCOUNTING CHANGE
  Travel Related Services                         $   1,047    $     892          17.3     $   3,099       $   2,687          15.3
  American Express Financial Advisors                   257          224          14.3           838             611          37.0
  American Express Bank                                  49           41          20.9           139             109          28.0
                                                  ----------   ----------                  ----------      ----------
                                                      1,353        1,157          16.9         4,076           3,407          19.6
  Corporate and other                                   (99)         (93)         (7.0)         (308)           (250)        (23.5)
                                                  ----------   ----------                  ----------      ----------
PRETAX INCOME BEFORE ACCOUNTING CHANGE            $   1,254    $   1,064          17.7     $   3,768       $   3,157          19.3
                                                  ==========   ==========                  ==========      ==========

NET INCOME (LOSS)
  Travel Related Services                         $     726    $     606          19.8     $   2,123       $   1,824          16.4
  American Express Financial Advisors                   186          197          (6.1)          517 (B)         487           6.0
  American Express Bank                                  32           27          18.4            90              73          22.7
                                                  ----------   ----------                  ----------      ----------
                                                        944          830          13.6         2,730           2,384          14.5
  Corporate and other                                   (65)         (60)         (7.4)         (181)           (160)        (12.8)
                                                  ----------   ----------                  ----------      ----------
NET INCOME                                        $     879    $     770          14.1     $   2,549 (B)   $   2,224          14.6
                                                  ==========   ==========                  ==========      ==========

(A) Managed net revenues are reported net of American Express Financial Advisors' provision for losses and benefits and exclude the effect of TRS' securitization activities. The following table reconciles consolidated GAAP revenues to Managed Basis net revenues:

      GAAP revenues                               $   7,202    $   6,419          12.2 %   $  21,370       $  18,798          13.7 %
        Effect of TRS securitizations                   223          255                         698             735
        Effect of AEFA provisions                      (520)        (535)                     (1,553)         (1,567)
                                                  ----------   ----------                  ----------      ----------
      Managed net revenues                        $   6,905    $   6,139          12.4     $  20,515       $  17,966          14.2
                                                  ==========   ==========                  ==========      ==========

(B) Reflects a $109 million non-cash pretax charge ($71 million after-tax) related to the January 1, 2004 adoption of SOP 03-1.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                         FINANCIAL SUMMARY (CONTINUED)
                                  (UNAUDITED)

                                                     Quarters Ended                         Nine Months Ended
                                                      September 30,                           September 30,
                                                  ---------------------   Percentage     -------------------------  Percentage
                                                    2004         2003      Inc/(Dec)       2004           2003       Inc/(Dec)
                                                  ---------   ---------   ----------     ---------      ---------   ----------
EARNINGS PER COMMON SHARE

BASIC
   Income before accounting change                $   0.70    $   0.60         16.7  %   $   2.07       $   1.73         19.7  %

   Net income                                     $   0.70    $   0.60         16.7  %   $   2.02 (A)   $   1.73         16.8  %
                                                  =========   =========                  =========      =========

   Average common shares outstanding (millions)      1,251       1,278         (2.1) %      1,264          1,287         (1.8) %
                                                  =========   =========                  =========      =========

DILUTED
  Income before accounting change                 $   0.69    $   0.59         16.9  %   $   2.03       $   1.71         18.7  %

  Net income                                      $   0.69    $   0.59         16.9  %   $   1.98 (A)   $   1.71         15.8  %
                                                  =========   =========                  =========      =========

  Average common shares outstanding (millions)       1,275       1,297         (1.7) %      1,289          1,298         (0.7) %
                                                  =========   =========                  =========      =========

Cash dividends declared per common share          $   0.12    $   0.10         20.0  %   $   0.32       $   0.28         14.3  %
                                                  =========   =========                  =========      =========

                       SELECTED STATISTICAL INFORMATION
                                  (Unaudited)

                                                     Quarters Ended                         Nine Months Ended
                                                      September 30,                           September 30,
                                                  ---------------------   Percentage     ------------------------   Percentage
                                                    2004        2003       Inc/(Dec)       2004           2003       Inc/(Dec)
                                                  ---------------------   ----------     ------------------------   ----------
Return on average total shareholders' equity (B)      21.5%       20.4%                      21.5%          20.4%
Common shares outstanding (millions)                 1,255       1,285         (2.4)%       1,255          1,285          (2.4)%
Book value per common share                       $  12.62    $  11.54          9.4 %    $  12.62       $  11.54           9.4 %
Shareholders' equity (billions)                   $   15.8    $   14.8          6.8 %    $   15.8       $   14.8           6.8 %

(A) Reflects a $109 million non-cash pretax charge ($71 million after-tax), or $0.05 per share on both a basic and diluted basis related to the January 1, 2004 adoption of SOP 03-1.

(B) Computed on a trailing 12-month basis using total shareholders' equity as included in the Consolidated Financial Statements prepared in accordance with GAAP.